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                                                                    EXHIBIT 99.1

                                                                     [SPSS LOGO]

FOR IMMEDIATE RELEASE
Contact: Marc Brailov
312-651-3459
mbrailov@spss.com

                   SPSS REPORTS RECORD THIRD QUARTER REVENUES
                 DRIVES 18 PERCENT INCREASE IN OPERATING INCOME

CHICAGO, Ill. (USA), November 1, 2006 -- SPSS Inc. (NASDAQ: SPSS), a worldwide provider of predictive analytics software, today announced results for the quarter and nine months ended September 30, 2006. The company reported record third quarter revenues of $64.7 million, an 11 percent increase from $58.3 million in the third quarter of 2005. New license revenues were $30.0 million, up 10 percent from $27.4 million in the 2005 third quarter. For the nine months ended September 30, 2006, revenues totaled $190.4 million, a 10 percent increase from $173.8 million in the same period last year. New license revenues were $89.2 million, up 15 percent from $77.8 million in the first nine months of 2005.

Operating income in the third quarter rose 18 percent to $9.6 million, or 15 percent of total revenues, from $8.2 million, or 14 percent of total revenues, in the same quarter last year. Operating income for the nine months ended September 30, 2006 increased 16 percent to $22.6 million, or 12 percent of total revenues, from $19.4 million, or 11 percent of total revenues, for the same period in 2005. Operating income for 2006 is net of the impact of charges for share-based compensation of $1.9 million and $5.0 million in the third quarter and nine-month periods, respectively, primarily reflecting the 2006 required adoption of Statement of Financial Accounting Standards (SFAS) 123R.

Diluted earnings per share (EPS) in the 2006 third quarter were $0.28, compared to $0.22 for the same period last year. EPS for the nine months ended September 30, 2006 were $0.63, compared to $0.55 in the same 2005 period. The effective income tax rate for the 2006 nine-month period is estimated at 37 percent, compared with the 41 percent effective tax rate in the same period last year. Cash totaled $119.5 million as of September 30, 2006, up from $84.4 million on December 31, 2005.

"Our double-digit growth in license, maintenance, and services revenues shows that we are continuing to successfully execute our sales strategy across all product lines and all geographies," said SPSS president and CEO Jack Noonan. "We're particularly pleased to see this growth while realizing increased productivity in other areas of our business. There is no question we are also benefiting from our leadership position in the predictive analytics market which continues to grow as more and more organizations worldwide recognize the value of this capability."

STRENGTHENS KEY PRODUCTS

In September, the company released the latest version of its flagship statistical software package, SPSS 15.0. The product's new features improve graphical and other output

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functionality, data and access management, as well as advanced analytics and connectivity with other SPSS products.

In October, SPSS released an upgraded version of its survey research product suite, Dimensions 4.0(TM), which enables our clients to further optimize their customer-centric research processes and organizations to make stronger business decisions.

OUTLOOK AND GUIDANCE

"While again delivering on our short-term financial targets, we remain focused on long-term growth initiatives for increasing shareholder value," said Raymond Panza, SPSS executive vice president and CFO. "The primary factors for the future will be continued revenue growth and improved operational efficiencies. In line with these factors, we recently informed employees of our decision to close our Amsterdam research and development facility at the end of 2006, concurrent with the termination of its lease period. While the costs of this closure cannot be detailed until final approvals are obtained from the Dutch regulatory authorities, it is expected that the 2007 savings will exceed the 2006 fourth quarter expense."

Panza further stated, "For the 2006 fourth quarter, revenues are expected to be between $65 million and $68 million with EPS in the range of $0.31 to $0.38. EPS for the 2006 fourth quarter include an estimated $0.05 charge for share-based compensation and assumes an effective income tax rate of 37 percent. Not included in our earnings guidance are any costs related to the announced closure of the Amsterdam facility or any charges for other possible productivity improvement initiatives."

CONFERENCE CALL

The company will host a conference call at 5:00 p.m. CT on November 1, 2006, to discuss its financial results. The live call will be broadcast online at www.spss.com/invest. Those interested in participating in the live call should dial 800-299-7635 in the United States and 617-786-2901 internationally. The live call pass-code is 58608377. A replay will be available via phone for one week after the call. To access it, participants should dial in the United States 888-286-8010 or 617-801-6888 internationally. Access code 89759903 is required for the replay. An archived version of the call will also be made available online at www.spss.com/invest approximately two hours after the live call.

ABOUT SPSS INC.

SPSS Inc. (NASDAQ: SPSS) is a leading worldwide provider of predictive analytics software and solutions. The company's offerings connect data to effective action by drawing reliable conclusions about current conditions and future events. More than 250,000 public sector, academic, and commercial customers, including 95 percent of the Fortune 1000 companies, rely on SPSS software to increase revenues, reduce costs, improve critical business processes, and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For additional information, please visit www.spss.com.

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SAFE HARBOR STATEMENT

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by phrases such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "could," "designed," "should be" and other similar expressions which denote expectations of future events rather than statements of fact. These forward-looking statements involve factors that are subject to risks and uncertainties. These risks and uncertainties, which may not be currently ascertainable and many of which are beyond the Company's control, may cause the Company's actual results, performance or achievements to be materially different than the results, performance or achievements expressed in or implied by the forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies of these filings are available either on the SEC's website at www.sec.gov or from the Company's investor relations department. In light of these risks and uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained. These forward-looking statements speak only as of the date on which they are made. The Company assumes no obligation to update the forward-looking statements contained in this press release.
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                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)

                                                          Three Months Ended
                                                             September 30,          % of Total
                                                      --------------------------     Revenue
                                                                           Yr/Yr   -----------
                                                        2006      2005    % Chg.   2006   2005
                                                      -------   -------   ------   ----   ----
Net revenues:
   License fees                                       $30,013   $27,359     10%     46%    47%
   Maintenance                                         27,970    25,028     12%     43%    43%
   Services                                             6,701     5,905     13%     11%    10%
                                                      -------   -------            ---    ---
Net revenues                                           64,684    58,292     11%    100%   100%
                                                      -------   -------            ---    ---

Operating expenses:
   Cost of license and maintenance revenues             4,253     3,984      7%      7%     7%
   Sales, marketing and services                       31,448    28,322     11%     49%    49%
   Research and development                            11,414    11,213      2%     18%    19%
   General and administrative                           7,935     6,606     20%     11%    11%
                                                      -------   -------            ---    ---
Operating expenses                                     55,050    50,125     10%     85%    86%
                                                      -------   -------            ---    ---
Operating income                                        9,634     8,167     18%     15%    14%
                                                      -------   -------            ---    ---

Other income (expense):
   Net interest income                                    929        68     NM       1%    --
   Gain on divestiture of Sigma-series product line     1,000        --     NM       2%    --
   Other                                               (2,621)     (257)   920%     -4%    --
                                                      -------   -------            ---    ---
Other income (expense)                                   (692)     (189)   266%     -1%    --
                                                      -------   -------            ---    ---
Income before income taxes                              8,942     7,978     12%     14%    14%
Income tax expense                                      3,189     3,926    -19%      5%     7%
                                                      -------   -------            ---    ---
Net income                                            $ 5,753   $ 4,052     42%      9%     7%
                                                      =======   =======            ===    ===

Basic net income per common share                     $  0.29      0.23     26%

Diluted net income per common share                   $  0.28      0.22     27%

Share data:

Shares used in basic per share computation             19,697    17,901     10%

Shares used in diluted per share computation           20,649    18,647     11%

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                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)

                                                            Nine Months Ended
                                                              September 30,           % of Total
                                                      ----------------------------     Revenue
                                                                             Yr/Yr   -----------
                                                        2006       2005     % Chg.   2006   2005
                                                      --------   --------   ------   ----   ----
Net revenues:
   License fees                                       $ 89,198   $ 77,769     15%     47%    45%
   Maintenance                                          81,461     76,788      6%     43%    44%
   Service                                              19,730     19,272      2%     10%    11%
                                                      --------   --------            ---    ---
Net revenues                                           190,389    173,829     10%    100%   100%
                                                      --------   --------            ---    ---

Operating expenses:
   Cost of license and maintenance revenues             12,449     11,751      6%      6%     7%
   Cost of license and maintenance revenues --
      software write-off                                 1,283         --     NM       1%    --
   Sales, marketing and services                        93,405     87,847      6%     49%    51%
   Research and development                             37,332     33,611     11%     20%    19%
   General and administrative                           23,312     21,183     10%     12%    12%
                                                      --------   --------            ---    ---
Operating expenses                                     167,781    154,392      9%     88%    89%
                                                      --------   --------            ---    ---
Operating income                                        22,608     19,437     16%     12%    11%
                                                      --------   --------            ---    ---

Other income (expense):
   Net interest income                                   1,934         21     NM       1%    --
   Gain on divestiture of Sigma-series product line      1,000         --     NM      --     --
   Other                                                (4,682)    (2,167)   116%     -2%    -1%
                                                      --------   --------            ---    ---
Other income (expense)                                  (1,748)    (2,146)   -19%     -1%    -1%
                                                      --------   --------            ---    ---

Income before income taxes                              20,860     17,291     21%     11%    10%
Income tax expense                                       7,718      7,089      9%      4%     4%
                                                      --------   --------            ---    ---
Net income                                            $ 13,142   $ 10,202     29%      7%     6%
                                                      ========   ========            ===    ===

Basic net income per common share                     $   0.67   $   0.56     20%

Diluted net income per common share                   $   0.63   $   0.55     15%

Share data:

Shares used in basic per share computation              19,642     18,111      8%

Shares used in diluted per share computation            20,885     18,546     13%

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                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                      SEPTEMBER 30,   DECEMBER 31,
                                                           2006           2005
                                                      -------------   ------------
ASSETS
Current assets
   Cash and cash equivalents                            $119,528        $ 84,408
   Accounts receivable, net                               47,471          42,488
   Inventories, net                                          750             879
   Deferred income taxes                                   5,193           5,624
   Prepaid income taxes                                    4,899           5,067
   Other current assets                                    4,827           5,233
                                                        --------        --------
      Total current assets                               182,668         143,699

Net property, equipment and leasehold improvements        18,496          20,441
Capitalized software development costs, net               30,783          28,522
Goodwill                                                  41,655          41,207
Intangibles, net                                           3,490           3,627
Deferred income taxes                                     35,136          32,938
Other noncurrent assets                                    2,449           1,463
                                                        --------        --------
      Total assets                                      $314,677        $271,897
                                                        ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Notes payable                                        $     --        $  2,500
   Accounts payable                                        7,355           9,678
   Income and value added taxes payable                    7,891           9,024
   Deferred revenues                                      67,697          63,980
   Other accrued liabilities                              20,853          21,102
                                                        --------        --------
      Total current liabilities                          103,796         106,284

Noncurrent deferred income taxes                             506             449
Noncurrent notes payable                                      --             872
Other noncurrent liabilities                                 761             546

Stockholders' equity
   Common Stock                                              197             187
   Additional paid-in capital                            210,110         177,440
   Deferred compensation                                  (6,253)         (1,069)
   Accumulated other comprehensive loss                   (4,190)         (9,420)
   Retained earnings (Accumulated deficit)                 9,750          (3,392)
                                                        --------        --------
      Total stockholders' equity                         209,614         163,746
                                                        --------        --------
      Total liabilities and stockholders' equity        $314,677        $271,897
                                                        ========        ========

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                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                      ------------------
                                                        2006       2005
                                                      --------   -------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                         $ 13,142   $10,202
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                     12,747    10,881
      Deferred income taxes                             (1,710)    3,073
      Amortization of share-based compensation           5,028       257
      Write-off of software                              1,283        --
      Gain on sale of product line                      (1,000)       --
      Changes in assets and liabilities:
         Accounts receivable                            (3,468)    9,488
         Inventories                                       135       (96)
         Prepaid and other assets                          491       812
         Accounts payable                               (2,454)     (234)
         Accrued expenses                                 (681)     (952)
         Income taxes                                   (1,137)   (1,252)
         Deferred revenue                                1,624       529
      Other, net                                         1,952     1,390
                                                      --------   -------
Net cash provided by operating activities               25,952    34,098
                                                      --------   -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                 (4,231)   (4,229)
   Capitalized software development costs               (9,407)   (8,092)
   Proceeds from the divestiture of Sigma-series
      product line                                       1,000        --
   Purchase of business and intangibles                     --      (780)
                                                      --------   -------
Net cash used in investing activities                  (12,638)  (13,101)
                                                      --------   -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net repayments under line-of-credit agreements       (3,372)   (1,882)
   Proceeds from stock option exercises and
      employee stock purchase plan                      18,530     4,876
   Tax benefit from stock option exercises               4,340        --
                                                      --------   -------
Net cash provided by financing activities               19,498     2,994
                                                      --------   -------
Effect of exchange rates on cash                         2,308    (2,021)
                                                      --------   -------

Net change in cash and cash equivalents                 35,120    21,970
Cash and cash equivalents at beginning of period        84,408    37,107
                                                      --------   -------
Cash and cash equivalents at end of period            $119,528   $59,077
                                                      ========   =======